Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Joyce Arpin
	(212) 886-9332	(702) 880-4707

Caesars Entertainment to Acquire Centaur Holdings, LLC for $1.7 Billion

Acquisition Consistent with Caesars’ Expansion Plans

LAS VEGAS, Nov. 16, 2017 — Caesars Entertainment Corporation (NASDAQ: CZR, “Caesars”) today announced it has entered into a definitive agreement to acquire Centaur Holdings, LLC (“Centaur”) for $1.7 billion in cash, including $1.625 billion at closing and $75 million in deferred consideration. As a result of the transaction, Caesars will add Hoosier Park Racing and Casino (“Hoosier Park”) in Anderson, Indiana, and the Indiana Grand Racing and Casino (“Indiana Grand”) in Shelbyville, Indiana to its Total Rewards network.

“The addition of Centaur is the first example of our post-emergence, inorganic growth strategy,” said Mark Frissora, President and Chief Executive Officer of Caesars Entertainment. “The acquisition of Centaur represents an excellent opportunity to enter into a growing region. We anticipate that the deployment of Total Rewards will bring substantial benefits to current Centaur customers and the implementation of our centralized supply chain and efficient operating model will drive synergies.”

Centaur welcomes more than 6.5 million guests each year across its properties and serves more than 1.1 million members as part of its loyalty program. Caesars Entertainment considers central Indiana an attractive region for investment based on the combination of under-penetration and favorable economic fundamentals. Hoosier Park and Indiana Grand, which serve the Indianapolis area, will add to the Caesars network, which includes Horseshoe Hammond and Horseshoe Southern Indiana. Horseshoe Hammond serves the Chicagoland area and Horseshoe Southern Indiana serves the southern Indiana and Louisville area.

“We are impressed with Centaur’s operations and culture, and the strong presence it has built in its host communities. Together, we will build on our respective value creation and execution achievements for the benefit of customers, employees and local partners,” Mr. Frissora said. “We look forward to welcoming Centaur’s properties, guests and employees to the Caesars Entertainment family.”

Offering gaming, racing, dining, and entertainment, both Hoosier Park and Indiana Grand feature over 2,000 of the latest slots and electronic table games, multiple dining outlets, and both live and simulcast horse racing.

“We believe the acquisition of Centaur is the best use of capital to support our growth plans and the long-term value of Caesars Entertainment. Our network expansion plan is off to a great start with this strategic transaction and we continue to have a strong financial position with solid cash flows to pursue other expansion opportunities with attractive returns,” concluded Mr. Frissora.

The transaction is subject to receipt of regulatory approvals and other customary closing conditions and is expected to close in the first half of 2018. Transaction financing remains under consideration subject to determination of final arrangements. The purchase price represents an 8.3x implied multiple in year two following the closing of the transaction, inclusive of expected synergies. The Company anticipates introducing table games to these properties, pending regulatory approval. Assuming the introduction of table games and certain synergies, the effective purchase price multiple would be less than 7x at that time. The transaction is anticipated to be free cash flow positive.

About Caesars Entertainment

Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward Looking Information

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to, among other things, Caesars Entertainment’s plans, strategies, opportunities for growth and consummation of the proposed acquisition of Centaur. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Further, these statements contain words such as “believe”, “will”, “expects”, “plans”, “anticipate” and “continue to” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars Entertainment may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in Caesars Entertainment’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	Completion of the transaction described herein is subject to receipt of regulatory approvals and other closing conditions, which may not be satisfied;

•	the impact of our new operating structure post-emergence;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize improvements in our business and results of operations through our property renovation investments, technology deployments, business process improvement initiatives and other continuous improvement initiatives;

•	the ability to take advantage of opportunities to grow our revenue;

•	the financial results of our consolidated businesses;

•	the impact of our substantial indebtedness and lease obligations and the restrictions in our debt and lease agreements;

•	access to available and reasonable financing on a timely basis, including the ability of Caesars Entertainment to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•	changes in the extensive governmental regulations to which we are subject, and changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, growth of online gaming, competition for new licenses, and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	acts of war or terrorist incidents, (including the impact of the recent mass shooting in Las Vegas on tourism), severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities;

•	the effects of environmental and structural building conditions relating to our properties;

•	a disruption, failure or breach of our network, information systems or other technology, or those of our vendors, on which we are dependent;

•	risks and costs associated with protecting the integrity and security of internal, employee and customer data;

•	access to insurance on reasonable terms for our assets; and

•	the impact, if any, of unfunded pension benefits under multiemployer pension plans.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars Entertainment disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.

About Centaur Gaming

Indianapolis-based Centaur Holdings, LLC, founded in 1993, focuses on bringing the entertainment and economic benefits of casino gaming and horse racing to key communities across Indiana. Centaur currently owns and operates Hoosier Park Racing & Casino in Anderson, Ind., Indiana Grand Racing & Casino in Shelbyville, Winner’s Circle Pub, Grille & OTB in Indianapolis, Winner’s Circle OTB and VooDoo BBQ and Grill in New Haven/Fort Wayne, and an additional off-track betting location in Clarksville. For more information, please visit www.centaurgaming.net.

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